AGILYSYS’ FISCAL 2016 FOURTH QUARTER REVENUE INCREASES 11% TO QUARTERLY RECORD $31.9 MILLION, INCLUSIVE OF 33% RISE IN SUBSCRIPTION REVENUE

Fiscal 2016 Revenue Rises 16% to $120.4 Million; Recurring Revenue for the Full Year Rises to $60.1 Million, or 50% of Total Revenue

Fiscal 2017 Revenue Outlook of $132 Million - $136 Million;
Fiscal 2017 Adjusted EBITDA Expected to Double

Alpharetta, GA - June 9, 2016 - Agilysys, Inc. (Nasdaq: AGYS), a global provider of next-generation hospitality software solutions and services, today reported operating results for its fiscal 2016 fourth quarter and full year ended March 31, 2016.

Summary of Fiscal 2016 Fourth Quarter Financial Results

•	Total net revenue was $31.9 million, compared to total net revenue of $28.7 million in the comparable prior-year period.

•
Recurring revenues (which are comprised of support, maintenance and subscription services) were $15.6 million, or 49% of total net revenue, compared to $14.5 million, or 51% of total net revenue, for the same period in fiscal 2015. SaaS revenues for the fourth quarter increased 33% year over year and comprised 18% of total recurring revenues, compared to 14% of total recurring revenues in the fourth quarter of fiscal 2015.

•	Gross margin was 55% in the fiscal 2016 fourth quarter, compared to 51% in the prior-year period.

•
Net loss in the fiscal 2016 fourth quarter was $(1.5) million, or $(0.07) per diluted share, compared to a net loss of $(5.4) million, or $(0.24) per diluted share, in the prior-year period. The prior-year period included a total of $2.4 million, or $0.11 per share, in asset write-offs and other fair value adjustments and restructuring and severance charges.

•	Adjusted EBITDA (non-GAAP) was $1.0 million, compared to an Adjusted EBITDA loss of $(0.6) million in the same period last year (see reconciliation below).

Jim Dennedy, President and CEO of Agilysys, commented, “In the fiscal 2016 fourth quarter we generated 11% revenue growth, including a 33% year-over-year increase in subscription-based revenues. The solid fourth quarter results concluded a year of significant growth for Agilysys in which total net revenue increased 16% for the year. More impressively, the total contract value of bookings of subscription-based business increased more than 150% year over year.

“We grew our installed point of sale end points approximately 30% to over 35,000 end points at fiscal 2016 year end, while the number of hotel rooms managed by our property management systems increased approximately 3% to more than 236,000 rooms. Revenue from rGuest platform based solutions represented approximately 5% of total revenue in fiscal 2016, and momentum for this new hospitality platform is growing. We expect more success in fiscal 2017 as we recently announced the general availability of rGuest Stay for limited service hotels and expect that rGuest Buy, which is demonstrating success in multiple trials, will become generally available in the first half of fiscal 2017.

“Our business is benefiting today from our success in addressing market demand through our new platform products and key enhancements for our iconic solutions. We believe our rGuest and iconic solutions provide significant value to a growing list of customers that will lead to another year of positive momentum in our operating results for fiscal 2017.”

Summary of Fiscal 2016 Full Year Financial Results

•	Total net revenue was $120.4 million, compared to total net revenue of $103.5 million in the comparable prior year period.

•
Recurring revenues (which are comprised of support, maintenance and subscription services) were $60.1 million, or 50% of total net revenue, compared to $56.0 million, or 54% of total net revenue, in fiscal 2015. SaaS revenues increased 29% year over year and comprised 17% of total recurring revenues, compared to 14% of total recurring revenues in fiscal 2015.

•	Gross margin was 57% in fiscal 2016, compared to 58% in fiscal 2015.

•
Net loss for fiscal 2016 was $(3.8) million, or $(0.17) per diluted share, compared to a net loss of $(11.5) million, or $(0.51) per diluted share, in fiscal 2015. The prior-year period included a total of $3.3 million, or $0.15 per diluted share, in asset write-offs and other fair value adjustments and restructuring and severance charges.

•	Adjusted EBITDA (non-GAAP) was $4.3 million, compared to Adjusted EBITDA of $1.2 million in fiscal 2015 (see reconciliation below).

Fiscal 2017 Outlook
Agilysys today provided a forecast for several financial metrics for fiscal 2017 including revenue, gross margin and Adjusted EBITDA (non-GAAP). The Company’s outlook for fiscal 2017 contemplates:

•	Full year revenue of approximately $132 - $136 million compared to fiscal 2016 revenue of $120 million.

•
Gross margin for fiscal 2017 is expected to be in the low-50% range, which reflects the impact of higher cost of goods sold related to the recently announced general availability of rGuest Stay for limited and select service hotels and chains and a continued mix shift in revenue towards more subscription based sales.

•	Adjusted EBITDA is expected to double in fiscal 2017, compared to fiscal 2016 Adjusted EBITDA of $4.3 million.

Janine Seebeck, Chief Financial Officer, commented, “In addition to our impressive 16% top line growth for fiscal 2016, we also significantly benefited from our fiscal management policies as reflected in the over $9 million year-over-year increase in net cash provided by operating activities and the more than 250% improvement in Adjusted EBITDA. We enter fiscal 2017 with a lot of momentum based on the ongoing growth of our customer base, consistent additional product placements with existing customers, and the expansion of our total addressable market through the introduction of our rGuest platform solutions. We expect this momentum to continue in fiscal 2017 as we forecast greater than the market rate of growth for full year revenue and a doubling of Adjusted EBITDA.

“In addition, we are very encouraged by the growing industry appreciation for our rGuest platform. As a result we are modestly accelerating our product development investment plan for certain rGuest solutions in order to add features and functionality that will enable us to address a growing number of markets sooner. With over $60 million in cash and cash equivalents at the end of fiscal 2016, we have a healthy balance sheet and the financial flexibility to support and grow our business.”

2016 Fourth Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, June 9, 2016, beginning at 4:30p.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international); and the conference ID number is 9295894. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately, two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language
This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods, and include (i) the statements in the last sentences of the second and third paragraphs under the heading “Summary of Fiscal 2016 Fourth Quarter Financial Results” and (ii) the statements under the heading “Fiscal 2017 Outlook.” These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2015. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted cash flow from operations and adjusted EBITDA. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying tables below for reconciliations of adjusted cash flow from operations and adjusted EBITDA to the comparable GAAP measures.

About Agilysys
Agilysys is a leading technology company that provides innovative point-of-sale, property management, inventory and procurement, workforce management, analytics, document management and mobile and wireless solutions and services to the hospitality industry. The company's solutions and services allow property managers to better connect, interact and transact with their customers by streamlining operations, improving efficiency, increasing guest recruitment and wallet share, and enhancing the guest experience. Agilysys serves four major market sectors: Gaming, both corporate and tribal; Hotels, Resorts and Cruise; Foodservice Management; and Restaurants, Universities, Stadia and Healthcare. A significant portion of the company's consolidated revenue is derived from contract support, maintenance and subscription services. Agilysys operates throughout North America, Europe and Asia, with corporate services located in Alpharetta, GA, and offices in Singapore, Hong Kong, Malaysia and the Philippines. For more information, visit www.agilysys.com.

# # #

Investor Contact:
Janine Seebeck
Chief Financial Officer
Agilysys, Inc.
770-810-7800 or investorrelations@agilysys.com

Richard Land, Norberto Aja, Jim Leahy
JCIR
212-835-8500 or agys@jcir.com
- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015

Net revenue:
Products	$10,767	$10,898	$41,445	$31,846
Support, maintenance and subscription services	15,644	14,499	60,104	56,013
Professional services	5,513	3,311	18,817	15,655
Total net revenue	31,924	28,708	120,366	103,514
Cost of goods sold:
Products	6,292	7,318	23,326	18,732
Support, maintenance and subscription services	3,981	3,363	15,394	12,461
Professional services	4,044	3,417	13,540	12,240
Total cost of goods sold	14,317	14,098	52,260	43,433
Gross profit	17,607	14,610	68,106	60,081
Gross profit margin	55.2%	50.9%	56.6%	58%
Operating expenses:
Product development	6,667	6,590	26,688	25,316
Sales and marketing	5,344	4,951	19,740	16,357
General and administrative	5,921	5,299	21,818	21,668
Depreciation of fixed assets	572	523	2,199	2,225
Amortization of intangibles	306	467	1,243	3,461
Restructuring, severance and other charges	337	569	283	1,482
Asset write-offs and other fair value adjustments	355	1,836	180	1,836
Legal settlements	83	—	268	203
Operating loss	(1,978)	(5,625)	(4,313)	(12,467)
Other (income) expense:
Interest income	(23)	(12)	(92)	(110)
Interest expense	8	13	29	48
Other (income) expense, net	(531)	78	(491)	146
Loss before taxes	(1,432)	(5,704)	(3,759)	(12,551)
Income tax expense (benefit)	106	(277)	6	(1,054)
Net loss	$(1,538)	$(5,427)	$(3,765)	$(11,497)

Weighted average shares outstanding	22,493	22,343	22,483	22,338

Loss per share - basic and diluted:
Loss per share	$(0.07)	$(0.24)	$(0.17)	$(0.51)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	March 31, 2016	March 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$60,608	$75,067
Accounts receivable, net of allowance for doubtful accounts of $617 and $888, respectively	22,017	25,481
Inventories	2,692	641
Prepaid expenses and other current assets	10,184	3,828
Total current assets	95,501	105,017
Property and equipment, net	14,197	11,929
Goodwill	19,622	19,622
Intangible assets, net	8,576	9,006
Software development costs, net	44,215	31,818
Other non-current assets	3,046	4,133
Total assets	$185,157	$181,525

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,761	$16,586
Deferred revenue	33,241	23,881
Accrued liabilities	12,980	10,001
Capital lease obligations, current	118	142
Total current liabilities	54,100	50,610
Deferred income taxes, non-current	3,075	3,053
Capital lease obligations, non-current	215	47
Other non-current liabilities	4,294	3,627
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 22,942,586 and 22,789,355 shares outstanding at March 31, 2016 and March 31, 2015, respectively	9,482	9,482
Treasury shares, 8,664,245 and 8,817,477 at March 31, 2016 and March 31, 2015, respectively	(2,600)	(2,646)
Capital in excess of stated value	(7,645)	(10,675)
Retained earnings	124,413	128,178
Accumulated other comprehensive loss	(177)	(151)
Total shareholders' equity	123,473	124,188
Total liabilities and shareholders' equity	$185,157	$181,525

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended
(In thousands)	March 31,
	2016	2015

Operating activities
Net (loss) income	$(3,765)	$(11,497)
Adjustments to reconcile loss from operations to net cash provided by (used in) operating activities
Net restructuring, severance and other charges	(333)	134
Net legal settlements	185	(1,511)
Asset write-offs and other fair value adjustments	87	3,454
Loss on disposal of property & equipment	381	—
Depreciation	2,199	2,225
Amortization	2,265	4,755
Deferred income taxes	23	(371)
Contingent consideration adjustment	93	(1,619)
Share-based compensation	3,405	3,140
Change in cash surrender value of company owned life insurance policies	(564)	(57)
Excess tax benefit from equity awards	—	(14)
Changes in operating assets and liabilities:
Accounts receivable	3,237	(1,935)
Inventories	(2,051)	(171)
Prepaid expense	(4,532)	(526)
Accounts payable	(7,896)	5,528
Deferred revenue	9,364	1,146
Accrued liabilities	5,330	(3,868)
Income taxes payable	16	(823)
Other changes, net	(226)	(176)
Net cash provided by (used in) operating activities	7,218	(2,186)

Investing activities
Proceeds from sale of business units	—	809
Cash paid for acquisition, net	—	(3,750)
Proceeds from sale and maturity of marketable securities	—	10,107
Investments in marketable securities	—	(10,240)
Capital expenditures	(4,845)	(4,650)
Capitalized software development costs	(16,103)	(15,813)
Additional (investments in) proceeds from corporate-owned life insurance policies	(65)	1,905
Net cash used in investing activities	(21,013)	(21,632)

Financing activities
Repurchase of common shares to satisfy employee tax withholding	(435)	(373)
Exercise of employee stock options	—	102
Excess tax benefit from equity awards	—	14
Principal payments under long-term obligations	(143)	(144)
Net cash used in financing activities	(578)	(401)
Effect of exchange rate changes on cash	(87)	(280)
Net (decrease) increase in cash and cash equivalents	(14,459)	(24,499)
Cash and cash equivalents at beginning of period	75,067	99,566
Cash and cash equivalents at end of period	$60,608	$75,067

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:
Accrued capital expenditures	$59	$148
Accrued capitalized software development costs	959	3,764
Leasehold improvements acquired under operating lease arrangement	997	—

AGILYSYS, INC.
RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS
(UNAUDITED)

(In thousands)	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015

Net loss	$(1,538)	$(5,427)	$(3,765)	$(11,497)
Income tax expense (benefit)	106	(277)	6	(1,054)
Loss before taxes	(1,432)	(5,704)	(3,759)	(12,551)
Depreciation of fixed assets	572	523	2,199	2,225
Amortization of intangibles	306	467	1,243	3,461
Amortization of developed technology	255	349	1,022	1,294
Interest (income) expense	(15)	1	(63)	(62)
EBITDA (b)	(314)	(4,364)	642	(5,633)
Share-based compensation	1,087	1,312	3,405	3,140
Restructuring, severance and other charges	337	569	283	1,482
Asset write-offs and other fair value adjustments	355	1,836	180	1,836
Other non-operating (income) expense	(531)	78	(491)	146
Legal settlements	83	—	268	203
Adjusted EBITDA (a)	$1,017	$(569)	$4,287	$1,174

(a) Adjusted EBITDA, a non-GAAP financial measure, is defined as income before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) restructuring, severance, and other charges, iii) asset write-offs and other fair value adjustments, iv) share-based compensation, and v) other non-operating (income) expense

(b) EBITDA is defined as net income before income taxes, interest expense, depreciation and amortization

AGILYSYS, INC.
RECONCILIATION OF OPERATING CASH FLOWS TO
ADJUSTED CASH FLOWS FROM OPERATIONS
(UNAUDITED)

	Twelve Months Ended
(In thousands)	March 31,
	2016	2015
Operating activities:
Net cash provided by (used in) operating activities	$7,218	$(2,186)
Non-recurring cash items:
Payments for restructuring, severance and other charges	616	1,348
Payments for legal settlements	83	1,714
Adjusted cash provided by operating activities (a)	$7,917	$876

(a) Non-GAAP financial measure